UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chancery House, 190 Waterside Road

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (440) 354-2600

New STERIS Limited

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On November 2, 2015, STERIS Corporation (“STERIS US”) and Synergy Health plc (“Synergy”) completed their previously announced combination (the “Combination”) whereby (i) STERIS plc, a public limited company organized under the laws of England and Wales (formerly named “New STERIS Limited”) acquired all of the outstanding shares of Synergy by means of a court-sanctioned scheme of arrangement under English law (the “Scheme”) and then (ii) a wholly owned indirect subsidiary of STERIS plc merged with and into STERIS US (the “Merger”) with STERIS US surviving the Merger as an indirect wholly owned subsidiary of STERIS plc. Under the terms of the Combination, (i) STERIS US shareholders received one ordinary share, nominal value £0.10 per share, of STERIS plc (each, a “New STERIS Share”) for each common share, no par value, of STERIS US (each, a “STERIS US Share”) outstanding immediately prior to the effective time of the Merger and (ii) Synergy shareholders received 439 pence in cash and 0.4308 New STERIS Shares for each ordinary share, nominal value 0.625 pence, of Synergy (each, a “Synergy Share”) outstanding immediately prior to the effective time of the Scheme. As a result of the Combination, both Synergy and STERIS US became wholly owned subsidiaries of STERIS plc.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

On November 2, 2015, pursuant to the Merger Agreement, dated as of October 13, 2014, as amended (the “Merger Agreement”), by and among STERIS US, STERIS plc, and certain wholly owned subsidiaries of STERIS plc, the parties thereto consummated the Merger. Pursuant to the terms of the Merger Agreement, each STERIS US Share issued and outstanding immediately prior to the Merger, other than STERIS US Shares held by STERIS US or its wholly owned subsidiaries, was converted into the right to receive one New STERIS Share.

The issuance of New STERIS Shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to STERIS plc’s registration statement on Form S-4 (File No. 333-200598) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on February 6, 2015. The definitive proxy statement/prospectus, dated February 9, 2015, of STERIS US and STERIS plc that forms part of that Registration Statement (the “Proxy Statement/Prospectus”) contains additional information about the Combination and the other transactions contemplated thereby, including a description of the treatment of STERIS US and Synergy equity awards and information concerning the interests of directors, executive officers and affiliates of STERIS US and Synergy.

Also on November 2, 2015, immediately prior to the Merger, the Scheme became effective in accordance with its terms, pursuant to which each Synergy Share became entitled to receive 439 pence in cash and 0.4308 New STERIS Shares. The issuance of New STERIS Shares in connection with the Scheme was made in reliance upon an exemption from registration under the U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), STERIS plc is the successor issuer to STERIS US, the New STERIS Shares are deemed to be registered under Section 12(b) of the Exchange Act, and STERIS plc is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The New STERIS Shares have been approved for listing on the New York Stock Exchange (“NYSE”) and trade under the symbol “STE.”

The foregoing description of the Combination does not purport to be complete and is qualified in its entirety by reference to the section entitled “Overview of the Combination” contained in the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

In order to fund the Combination, including the cash payments made in respect of Synergy Shares, the repayment of Synergy debt and certain transaction expenses, STERIS plc borrowed (i) $132 million, £49 million, and €127.75 million under the revolving credit facility provided for under that certain Credit Agreement dated as of March 31, 2015, as amended (the “Credit Agreement”) among STERIS plc and STERIS US, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, the guarantors party thereto, and the lending institutions party thereto, as Lenders and (ii) $400 million under the Credit Agreement’s term loan facility. Borrowings bear interest at STERIS plc’s option based upon either the Base Rate or the Eurocurrency Rate, plus the Applicable Margin in effect from time to time under the Credit Agreement. The Applicable Margin is determined based on the ratio of Consolidated Total Debt to Consolidated EBITDA. Interest on Base Rate Advances is payable quarterly in arrears and interest on Eurocurrency Rate Advances is payable at the end of the relevant interest period therefor, but in no event less frequently than every three months.

The information under the heading “Item 1.01 Entry into a Material Definitive Agreement–Credit Agreement, Existing Credit Agreement and Existing Swing Line Facility” contained in the Current Report on Form 8-K of STERIS US filed on April 2, 2015 is incorporated herein by reference. Terms not defined herein have the meanings set forth in the Credit Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K of STERIS US filed on April 2, 2015.

Item 3.02.	Unregistered Sale of Equity Securities

On November 2, 2015, STERIS plc issued 25,848,798 New STERIS Shares to the shareholders of Synergy in connection with the consummation of the Scheme. The New STERIS Shares were issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to the Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Combination, on November 2, 2015, each of the directors of STERIS US as of immediately prior to the consummation of the Combination, consisting of Richard C. Breeden, Cynthia L. Feldmann, Jacqueline B. Kosecoff, David B. Lewis, Kevin M. McMullen, Mohsen M. Sohi, John P. Wareham, Loyal W. Wilson, and Michael B. Wood, became directors of STERIS plc. Walter M Rosebrough Jr., who was also a STERIS US director and at that time already a director of STERIS plc, remained a director of STERIS plc, Dr. Richard Steeves, the former Chief Executive Officer of Synergy, Sir Duncan K. Nichol, the former Non-Executive Chairman of Synergy, and Bruce Edwards, a former director of Synergy, also were appointed directors of STERIS plc.

Each former director of Synergy will be paid a cash retainer fee for service as a STERIS plc director of $16,666.67 per month beginning with the month of November 2015 and for each full or partial month he or she remains in office through the 2016 Annual Meeting of Shareholders of the STERIS plc.

On November 2, 2015, STERIS plc, entered into deeds of indemnity with each of its directors, J. Adam Zangerle, STERIS plc’s Company Secretary and Michael J. Tokich, STERIS plc’s Senior Vice President, Chief Financial Officer and Treasurer, pursuant to which STERIS plc will indemnify each such director or officer against all reasonable legal costs and expenses and all liabilities incurred by such director or officer in relation to any proceeding (whether civil or criminal) or regulatory investigation which relates to anything done or omitted, or alleged to have been done or omitted, by the director or officer in his or her capacity as a director or officer of STERIS plc. The indemnity is subject to customary and statutory exclusions, which include, without limitation, criminal fines imposed on the director or officer, acts which are prohibited by applicable laws, regulations or STERIS plc’s Articles of Association and acts or omissions which constitute fraud, bad faith, willful misconduct or recklessness on the part of the director or officer.

No arrangements exist between STERIS plc and Mr. Edwards, Mr. Nichol or Mr. Steeves or any other person pursuant to which Mr. Edwards, Mr. Nichol or Mr. Steeves were selected as directors, except those terms related to the overall Combination as described in Annex B to the Proxy Statement/Prospectus.

Effective as of November 2, 2015, the committees of the STERIS plc board of directors were constituted as follows:

Audit	Richard C. Breeden Bruce Edwards Cynthia L. Feldmann David B. Lewis (Chair) Mohsen M. Sohi Loyal W. Wilson

Compensation	Sir Duncan K. Nichol Kevin M. McMullen John P. Wareham Loyal W. Wilson (Chair) Michael B. Wood, M.D.

Compliance	Cynthia L. Feldmann Jacqueline B. Kosecoff, Ph.D. (Chair) Kevin M. McMullen Walter M Rosebrough, Jr. Dr. Richard Steeves Michael B. Wood, M.D.

Nominating and Governance	Richard C. Breeden (Chair) Jacqueline B. Kosecoff, Ph.D. David B. Lewis Mohsen M. Sohi

Immediately prior to the Merger, Michael J. Tokich resigned from the board of directors of STERIS plc. Mr. Tokich resigned as a result of the Combination and not as a result of any disagreement with STERIS plc, its management or the STERIS plc board of directors or any matter relating to STERIS plc’s operations, policies or practices.

2006 Long-Term Equity Incentive Plan

Immediately prior to the Merger, the STERIS US 2006 Long-Term Equity Incentive Plan (the “Plan”) was amended and restated in its entirety and after the Merger the Plan was assumed by STERIS plc. Pursuant to the Merger Agreement, each STERIS US award outstanding pursuant to the Plan as of immediately prior to the effective time of the Merger was converted automatically into an equivalent award with respect to the number of New STERIS Shares that is equal to the number of STERIS US Shares to which such award related immediately prior to the effective time of the Merger, which equivalent award otherwise continues to be subject to the same terms and conditions that were applicable to such award immediately prior to the effective time of the Merger, except as required in order to comply with applicable law. The STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated, is attached as Exhibit 4.2 to the Registration Statement on Form S-8 (File No. 333-207721) filed by STERIS plc on November 2, 2015 and is incorporated herein by reference.

On November 2, 2015, STERIS plc approved the STERIS plc Senior Executive Severance Plan (the “Severance Plan”). The Severance Plan is intended to replace the STERIS US Senior Executive Severance Plan (“Predecessor Plan”). The Severance Plan will cover the Chief Executive Officer and all other employees of STERIS plc and subsidiaries whose participation is approved by the Board or Compensation Committee of STERIS plc. Initially participants will include all executive officers. The Severance Plan provisions and benefit levels are essentially the same as those contained in the Predecessor Plan. Under the Severance Plan, a participant who terminates employment for Good Reason (as defined in the Severance Plan), or whose employment is terminated other than for Cause (as defined in the Severance Plan), will be entitled to severance benefits. Generally, severance benefits will consist of severance pay equal to the participant’s annual base salary, prorated incentive compensation (bonus), and reimbursement for continuing medical and dental coverage. Payment of severance benefits is contingent on the participant’s execution of a release of claims in favor of STERIS plc and its affiliates. If the termination is in conjunction with a Change in Control (as defined in the Severance Plan) and within specified time frames, the severance pay amount will equal two times the participant’s annual base salary. The Severance Plan or a participant’s participation in the Severance Plan may be terminated upon twelve months’ prior notice, with some limitations. An executive who is covered by both an agreement or other plan or arrangement providing benefits in the nature of severance and by the Severance Plan, will be entitled to receive benefits under whichever provides for greater benefits, but not both.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2015, in connection with the consummation of the Combination, STERIS plc received its Certificate of Incorporation on re-registration as a public limited company from the Registrar of Companies, United Kingdom, in connection with its re-registration as a public limited company organized under the laws of England and Wales, pursuant to which its name was changed from “New STERIS Limited” to “STERIS plc.” The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Also on November 2, 2015, STERIS plc adopted new Articles of Association, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Incorporation of STERIS plc*

3.2	Articles of Association of STERIS plc*

10.1	STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated (incorporated by reference to Exhibit 4.2 to STERIS plc’s Registration Statement on Form S-8 filed on November 2, 2015 (File No. 333-207721))

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc
(Registrant)

Date: November 6, 2015	By:	/s/ J. Adam Zangerle
	Name:	J. Adam Zangerle
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of STERIS plc*

3.2	Articles of Association of STERIS plc*

10.1	STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated (incorporated by reference to Exhibit 4.2 to STERIS plc’s Registration Statement on Form S-8 filed on November 2, 2015 (File No. 333-207721))

*	Filed herewith